Exhibit 4(c)16

Rules of the

Westpac Banking Corporation
Reward Plan

as adopted at a meeting of the Board of Directors on 11 October 2006 and approved by Shareholders of Westpac Banking Corporation by resolution at the 2006 Annual General Meeting and subsequently amended by the:

•                  Board Remuneration Committee on 5 August 2008; and

•                  Board Remuneration Committee Chairman on 13 December 2007 and 15 August 2008.

Allens Arthur Robinson

The Chifley Tower

2 Chifley Square

Sydney NSW 2000

Australia

Tel  61  2 9230 4000

Fax  61  2 9230 5333

© Copyright Allens Arthur Robinson 2008

Westpac Banking Corporation Reward Plan

Table of Contents

1.	Purpose		1

2.	Definitions and interpretations		1

3.	Interpretation		6

4.	Invitation to acquire Options		7
	4.1	Issue	7
	4.2	Form	7
	4.3	Option price	8

5.	Application for Options		8
	5.1	Application procedure	8
	5.2	Application in whole or in part	8

6.	Grant of Options		8
	6.1	Creation of Options	8
	6.2	Non-acceptance of Application	9

7.	Lapse of Options		9
	7.1	Time of lapse	9
	7.2	Breach, fraud or dishonesty	9
	7.3	Rights following lapse	9

8.	Exercise of Options		10
	8.1	Vested Options	10
	8.2	Exercise Period	10
	8.3	Exercise of Options in part	12
	8.4	Exercise procedure	12

9.	Performance Hurdles and Vested Options		12
	9.1	Performance criteria	12
	9.2	Performance Hurdles	12
	9.3	Determination of number of Vested Options	14
	9.4	Rounding of fractions	16

10.	Allocation of Shares		16
	10.1	Allotment of Shares	16
	10.2	Purchase of Shares	16

11.	Change in Control		16

12.	Capital Event		18

13.	New issues		18

14.	Options not transferable		18

15.	Security Interest		18

16.	Ranking and listing		18

17.	Issue limitations		19

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18.	No interest in Shares until exercise		19

19.	Commencement and termination		19
	19.1	Commencement	19
	19.2	Termination and Suspension	19

20.	Administration of the Plan		19

21.	Amendment of the Plan		20
	21.1	By the Board	20
	21.2	Listing Rules	20

22.	Law, Listing Rules and the Constitution		21

23.	Rights of Participants		21

24.	General		21
	24.1	Advice	21
	24.2	Costs and Expenses	21
	24.3	Dispute	22
	24.4	Notices	22
	24.5	Error Correction	23
	24.6	Governing Law	23

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WESTPAC BANKING CORPORATION (ABN 33 007 457 141)

WESTPAC REWARD PLAN

RULES

1.                                     Purpose

The Westpac Banking Corporation Reward Plan has been established as an initiative for creating a stronger link between employee performance and reward and increasing shareholder value by enabling Participants to have a greater involvement with, and share in the future growth and profitability of the Bank.

2.                                     Definitions and interpretations

In this document the following terms have the following meanings:

Application means an application on an Application Form by an Eligible Employee to acquire Options under the Plan or an application made in accordance with any application procedures as the Board may determine from time to time.

Application Date means the last possible date as specified in an Invitation on which an Application can be made.

Application Form means the application form (if any) in such form as the Board may approve from time to time.

ASIC means the Australian Securities and Investments Commission.

ASIC Act means the Australian Securities and Investments Commission Act 2001 (Cth).

ASX means Australian Stock Exchange Limited (ABN 98 008 624 691).

Award means, in relation to a Participant, the number of Options created in favour of that Participant pursuant to clause 6 having the same Issue Date.

Bank means Westpac Banking Corporation (ABN 33 007 457 141) or any company that becomes a holding company of Westpac Banking Corporation.

Board means the board of directors of the Bank from time to time.

Business Day means any day other than a Saturday, Sunday or other day on which commercial banking institutions in Sydney are authorised or required by law to be closed.

Capital Event means any of the following:

(a)                                 any event affecting the number or type of securities on issue in the capital of the Bank, including a subdivision, consolidation, reduction, redemption or further issue of securities whether by way of rights issue, bonus issue or otherwise; and

(b)                                any other event which the Board in its discretion reasonably considers should be a Capital Event.

Change in Control occurs when a person’s voting power is more than (or will become more than) 35% in relation to the Bank (excluding any voting power held by virtue of acceptances under an off-market bid unless or until the bid is or becomes unconditional).

Class Order means an instrument made by ASIC that exempts each person in a class of persons from the Corporations Act, the ASIC Act or any part of either or both, or that modifies the application of the Corporations Act, the ASIC Act or any part of either or both in particular circumstances.

Condition means, in respect of any Option, one or more conditions (if any) determined by the Board in its absolute discretion to apply to that Option including, without limitation, Performance Hurdles, First Exercise Date and Last Exercise Date, as specified in an Invitation made to the relevant Eligible Employee under clause 4.

Constitution means the Bank’s constitution as amended from time to time.

Corporations Act means the Corporations Act 2001 (Cth).

Determination Date means the Trading Day immediately preceding the Performance Period Commencement Date.

Dual Listed Company Structure means an arrangement whereby, among other things, two corporations have a unified management structure, but where each of the two corporations retains its separate legal identity and existing stock exchange listing.

Eligible Employee means an Employee who is a member of senior management and whom the Board determines is to receive an Invitation under the Plan.  The Board may also determine at any time that such an Employee who is located in a jurisdiction where it is, in the opinion of the Board, not reasonably practicable to invite participation in the Plan, is not an Eligible Employee and that, until the Board determines otherwise, such Employee shall not receive an Invitation under the Plan.

Employee means any person who is in full-time or part-time employment of a Group Company.

Exercisable Option means an Unvested Option which becomes a Vested Option pursuant to a determination made under clause 9.3(b)(iv), such determination to be made on the basis that the Test Date applicable to that Option:

(a)                                 will be the Monthly TSR Test Date immediately preceding the Last Employment Date of the Participant holding that Option; or

(b)                                if no Monthly TSR Test Date has occurred since the Issue Date of that Option, will be taken to be the Last Employment Date of that Participant.

Exercise Price means the amount payable per Share, if any, on the exercise of a Vested Option or an Exercisable Option calculated as follows:

(a)                                 the Market Price; or

(b)                                any other amount (which may be nil) specified by the Board in the Invitation,

in each case making appropriate adjustment, if any, in respect of Capital Events in accordance with clause 12.

First Exercise Date means the earliest date that a Participant may give Notice of Exercise under clause 8.2(a), such date to be determined by the Board in its absolute discretion and, once determined, specified in that Participant’s Invitation.

First Test Date means the third anniversary (or such other date as may be determined from time to time by the Board and specified in an Invitation made under clause 4, of the Performance Period Commencement Date.

First Test Date Notice means the written notification provided to a Participant under clause 9.3(c) in respect of the Board’s determination made as of the First Test Date.

Group Company means the Bank and any of its subsidiaries.

Invitation means an invitation to apply to acquire Options under the Plan, or such other means as the Board may determine from time to time, subject always to compliance with any Law.

Issue Date means the date on which an Option is created under clause 6.1 by being inscribed on the Register.

Last Employment Date means, with respect to a particular Participant, the date on which:

(a)                                 that Participant ceases to be an Employee for whatever reason; or

(b)                                that Participant’s employer (being a company other than the Bank) ceases to be a Group Company.

Last Exercise Date means the day ending at 5.00 pm Sydney time on the date 10 years after the Performance Period Commencement Date or such other earlier date as is determined by the Board and specified in an Invitation to an Eligible Employee.

Law means the applicable law of the jurisdiction in which an Eligible Employee is located at the time of receipt of an Invitation.

Listing Rules means the listing rules of the ASX as amended from time to time.

Market Price means the weighted average market price per Share of all Shares traded on the ASX during the five Business Day period up to and including the Determination Date.  The Board may exercise a discretion to include or exclude particular transactions from this calculation (e.g. “specials”) as it thinks fit.  If no Shares are traded on the ASX during that period, the price as determined by the Board.

Maximum TSR Ranking means the TSR Ranking equal to 75% or such other percentage as determined by the Board at the time of determination of the Performance Hurdles applicable to the relevant Options.

Minimum Parcel means the minimum number of Shares determined by the Board from time to time, which need not be the same number for all purposes of the Plan.

Minimum TSR Ranking means the TSR Ranking equal to 50% or such other percentage as determined by the Board at the time of determination of the Performance Hurdles applicable to the relevant Options.

Monthly TSR Test Date means, in respect of any Option, the last Business Day of each calendar month during the Performance Period applicable to that Option.

Notice of Exercise means a duly completed notice of exercise of a Vested Option or an Exercisable Option signed by the Participant, in a form approved by the Board from time to time, and lodged in accordance with clause 8.4.

Option means a right, which is subject to Performance Hurdles, to subscribe for one Share under the Plan, or such number of Shares as determined under clause 12, for monetary consideration exceeding $1.00 per Share.

Participant means:

(a)                                 an Eligible Employee who acts in accordance with clause 5.1(a) and returns a duly completed Application Form or applies, or is deemed to have applied in accordance with any application procedure determined by the Board from time to time;

(b)                                the legal personal representative of that Eligible Employee where that legal personal representative’s name has been entered on the Register as the holder of the Options; or

(c)                                 if, because of the Bankruptcy Act 1966 (Cth) or equivalent legislation in any other jurisdiction, Options (or the rights under those Options) held under the Plan that form part of the property of an Eligible Employee, vest in the trustee of that Eligible Employee’s estate, that trustee, whether or not the name of that trustee has been entered in the Register.

Peer Group means those entities (being at least 13 in number) as determined by the Board from time to time for the purposes of constituting such a group.

Performance Hurdles means performance criteria as set out or referred to in the relevant Invitation, being the criteria set out in clause 9.2 and clause 9.3 unless the Board determines alternative, additional or modified performance criteria under clause 9.1.

Performance Period means, in respect of any Option, the period commencing and ending on dates as determined by the Board for the purposes of determining the extent (if any) to which the Performance Hurdles have been satisfied.

Performance Period Commencement Date means the first day of the Performance Period, as set out in an Invitation.

Plan means the Westpac Banking Corporation Reward Plan.

Register means the register created and maintained by or on behalf of the Bank under and in accordance with section 170 of the Corporations Act.

Retirement means the voluntary cessation of employment of a Participant with a Group Company solely by reason of that Participant having notified that Group Company of his or her intention to permanently leave the workforce.

Rules means the rules of the Plan as set out in this document.

Satisfaction Date means the date that is specified in an Invitation to an Eligible Employee as the last possible date on which Conditions must be and remain satisfied.

Second Test Date means the fourth anniversary (or such other date as may be determined from time to time by the Board and specified in an Invitation made under clause 4), of the Performance Period Commencement Date.

Second Test Date Notice means the written notification provided to a Participant under clause 9.3(c) in respect of the Board’s determination made as of the Second Test Date.

Security Interest means a mortgage, charge, pledge, lien or other encumbrance of any nature.

Shares means fully paid ordinary shares in the capital of the Bank.

Tax includes any tax, levy, impost, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) or both, as the context requires.

Test Date means, in respect of each Performance Period, each of:

(a)                                 the First Test Date;

(b)                                the Second Test Date;

(c)                                 the Third Test Date; and

(d)                                in any case where a determination of the Board is required under:

(i)                                   clause 8.2(d)(vi) or 8.2(e)(iv), the date (being either a Monthly TSR Test Date or the Last Employment Date of the relevant Participant); or

(ii)                                clause 11, the date (being either a Monthly TSR Test Date, a Test Date or the Notice Date),

on or as at which such a determination is required to be made.

Third Test Date means the fifth anniversary (or such other date as may be determined from time to time by the Board and specified in an Invitation made under clause 4), of the Performance Period Commencement Date.

Third Test Date Notice means the written notification provided to a Participant under clause 9.3(c) in respect of the Board’s determination made as of the Third Test Date.

Total and Permanent Disablement, in relation to a Participant, means that that Participant has, in the opinion of the Board, after considering such medical and other evidence as it sees fit, become incapacitated to such an extent as to render the Participant unlikely ever to engage in any occupation with the Bank or any other Group Company for which he or she is reasonably qualified by education, training or experience.

Total Exercise Price means the number of Vested Options or Exercisable Options to be exercised in a particular case multiplied by the Exercise Price.

Trading Day means a day on which Shares are traded on the ASX.

TSR means, in respect of an entity, the total shareholder return (including dividends) of that entity being the amount calculated on a basis, rounded to not less than 3 decimal places, to be determined from time to time by the Board.

TSR Ranking means the percentage ranking of the Bank relative to each entity comprising the TSR Ranking Group.  To obtain the Bank’s percentage ranking at each applicable Test Date:

(a)                                 the TSR of each entity comprising the TSR Ranking Group and of the Bank shall be ranked in descending order from highest to lowest;

(b)                                the number of entities in the TSR Ranking Group with a lower TSR than the Bank shall be calculated (the Numerator); and

(c)                                 the Numerator shall be divided by the number of entities then in the TSR Ranking Group and the result of that equation, expressed as a percentage, shall be the Bank’s TSR Ranking.

TSR Ranking Group means, on any Test Date, the first 10 entities (or such other number as the Board may from time to time determine) in the Peer Group that remain listed on the ASX and which have published sufficient data to enable each entity’s respective TSR to be determined for the purposes of this Plan.

Unvested Option means an Option that is neither a Vested Option nor an Option that has lapsed under clause 7.

Vested Option has the meaning given in clause 8.1, and the expression Vested Option shall be construed accordingly.

3.                                     Interpretation

In this document unless the contrary intention appears:

(a)                                 a gender includes all genders;

(b)                                the singular includes the plural and vice versa;

(c)                                 a reference to any legislation or to a provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it;

(d)                                headings are for convenience only and do not affect the interpretation of these Rules;

(e)                                 reference to a clause or paragraph is a reference to a clause or paragraph of these Rules, or the corresponding Rule or Rules of this Plan as amended from time to time;

(f)                                   where any word or phrase is given a definite meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(g)                                where the time for doing any act, matter or thing under these Rules falls on a day which is not a Business Day, it shall be done on the next succeeding Business Day; and

(h)                                terms which are defined in the Corporations Act bear the same meaning when used in this document.

4.                                     Invitation to acquire Options

4.1                              Issue

In its absolute discretion and subject to these Rules, the Board may from time to time issue or cause to be issued Invitations on behalf of the Bank to Eligible Employees in respect of that number or value of Options as the Board in its discretion determines.  In determining the number or value of Options to be the subject of individual Invitations, the Board may determine that those Invitations be made on a differential basis to Eligible Employees, different classes of Eligible Employees or to Eligible Employees within the same class, as the case may be.

4.2                              Form

An Invitation may take any form determined by the Board from time to time and:

(a)                                 will specify or include the following information:

(i)                                  the date of the Invitation;

(ii)                               the name of the Eligible Employee to whom the Invitation is made;

(iii)                            the maximum number or value of Options in respect of which the Eligible Employee is being invited to apply;

(iv)                           the Performance Period Commencement Date;

(v)                              the First Exercise Date of the Options;

(vi)                           the Last Exercise Date of the Options;

(vii)                        the Exercise Price;

(viii)                     the time period in which an Application shall be made; and

(ix)                             any other material terms and conditions required by any Law and any relevant Class Order and any other terms and conditions applicable to the Invitation including the requirement that the Eligible Employee must continue and remain an Eligible Employee on the date that the Options are to be granted in accordance with clause 6.1, and where Conditions (such as Performance Hurdles to be satisfied) have been determined to apply by the Board, details of those Conditions and any Satisfaction Date; and

(b)                                may be issued with an Application Form and such explanatory or other material in respect of the Plan as the Board considers appropriate, or as is required by Law and any relevant Class Order.

4.3                              Option price

Options granted by the Bank under the Plan will be granted free of charge to Participants, unless otherwise determined by the Board.

5.                                     Application for Options

5.1                              Application procedure

(a)                                An Eligible Employee who receives an Invitation may only make an Application within the time period and as otherwise specified in the Invitation.

(b)                               If, after making an Application in accordance with paragraph (a) of this clause 5.1, the Eligible Employee’s employment or appointment with a Group Company has not ceased, he or she:

(i)                                   becomes a Participant;

(ii)                                as appropriate, irrevocably accepts (or is deemed to have accepted) the offer of Options, or offers to acquire Options, under the Plan in accordance with the terms of the Invitation; and

(iii)                             agrees to be bound by the terms of the Invitation and by these Rules or any modification of these Rules for the purposes of clause 9.1(b) as set out in any relevant schedule to these Rules.

5.2                              Application in whole or in part

An Eligible Employee who receives an Invitation may make an Application in respect of all or part of the maximum number of Options specified in the Invitation.  If an Application is made for only part of the Options, then the Eligible Employee may only do so in respect of that number of Options which, if exercised, would result in the Eligible Employee acquiring a number of Shares that is not less than the Minimum Parcel.  No further Application may be made in respect of that Invitation.

6.                                     Grant of Options

6.1                              Creation of Options

(a)                                Options granted under the Plan shall be created, and a Participant’s title to those Options will, subject to clause 24.5, conclusively be evidenced for all purposes of the Plan by being inscribed on the Register.  No certificate or other evidence of title to an Option will be issued unless required under any applicable law or the Board in its sole discretion determines otherwise.

(b)                               Within 28 days after the end of the period for making an Application, as specified in the Invitation, and except as provided in clause 6.2, the Board will, in respect of each Eligible Employee who has become a Participant in accordance with clause 5.1(b):

(i)                                   inscribe or cause to be inscribed in the Register the name of that Participant and the number of Options applied for by that Participant; and

(ii)                                notify that Participant of the Issue Date and that the Options have been so inscribed.

6.2                              Non-acceptance of Application

(a)                                In the event that the Board does not grant Options in favour of any Participant under clause 6.1(a), the Board shall:

(i)                                   provide notification to that Participant that it does not wish to accept that Participant’s Application;

(ii)                                refund the moneys (if any) provided by that Participant as consideration to apply for Options under the Plan; and

(iii)                             undertake any other action as it sees fit.

(b)                               If paragraph (a) of this clause 6.2 applies to a Participant, the Invitation to that Participant, and the Application by that Participant in relation to that Invitation, shall be deemed never to have been made.

7.                                     Lapse of Options

7.1                              Time of lapse

An Option lapses, to the extent it has not been exercised, on the earlier to occur of:

(a)                                the date of lapse under clause 7.2 or clause 11;

(b)                               the last day of any period specified in clauses 8.2(b) to 8.2(f) (inclusive) in which a Participant may exercise an Option;

(c)                                where Conditions have not been satisfied and remain unsatisfied on the Satisfaction Date, the Satisfaction Date; and

(d)                               the Last Exercise Date.

7.2                              Breach, fraud or dishonesty

If in the reasonable opinion of the Board a Participant acts fraudulently or dishonestly or is in material breach of his or her obligations to the Bank or any other Group Company then the Board may in its absolute discretion determine that any Unvested Options of the Participant have lapsed and the Board’s decision will be final and binding.

7.3                              Rights following lapse

Upon the lapse of an Option, all rights of the Participant in respect of that Option cease.

8.                                     Exercise of Options

8.1                              Vested Options

(a)                                An Option granted to a Participant will become a Vested Option on the relevant Test Date by reference to which a determination is made that the Option has become a Vested Option only if all Conditions (including any Performance Hurdles) applicable to that Option have been satisfied unless, prior to that Test Date, the Option has lapsed under clause 7.

(b)                               An Option granted to a Participant will also be treated for all purposes under these Rules as a Vested Option if a determination is made under clause 8.2(c), clause 8.2(f), clause 9.3(b)(iii) or clause 9.3(b)(iv) that the Option is to become a Vested Option, from the date of the determination.

8.2                              Exercise Period

(a)                                Except as provided in clauses 8.2(b) to 8.2(f) (inclusive), an Option that is a Vested Option may only be exercised during the period commencing on the First Exercise Date and ending on the Last Exercise Date.  Except as provided in clauses 8.2(b) to 8.2(f) (inclusive) or clause 11, an Unvested Option may not be exercised.  Notwithstanding any provision in this clause 8, no Option may be exercised after the Last Exercise Date.

(b)                               Death or Total and Permanent Disablement

If a Participant ceases to be an Employee as a result of his or her death or Total and Permanent Disablement, that Participant may, at any time prior to the first to occur of the Last Exercise Date and the first anniversary of the Last Employment Date, exercise all Options (whether or not they are Unvested Options).

(c)                                Resignation

If a Participant ceases to be an Employee as a result of his or her resignation, that Participant may, at any time prior to the first to occur of the Last Exercise Date and the date that is 3 months after the Last Employment Date, exercise only those Options (if any) that are Vested Options at the Last Employment Date unless the Board in its absolute discretion determines that such Participant is entitled to have some Unvested Options treated as Vested Options, in which event those Unvested Options will become Vested Options.  All Unvested Options will lapse on the Last Employment Date.

(d)                               Retrenchment or cessation of Participant’s employer as a Group Company

If:

(i)                                   a Participant ceases to be an Employee as a result of the retrenchment of that Participant; or

(ii)                                that Participant’s employer (being a company other than the Bank) ceases to be a Group Company,

that Participant may:

(iii)                             at any time prior to the first to occur of the Last Exercise Date and the first anniversary of the Last Employment Date; or

(iv)                            in the case of cessation as a result of retrenchment only, if the Participant has provided notice of their election prior to the Last Employment Date, to extend the period in which they may exercise Options beyond the first anniversary of the Last Employment Date, at any time prior to the Last Exercise Date, exercise:

(v)                               only those Options (if any) that are Vested Options at the Last Employment Date; plus

(vi)                            if the Last Employment Date is before the Third Test Date, that number of Unvested Options (if any) that have become Vested Options pursuant to a determination made under clause 9.3(b)(iii), with all other Unvested Options lapsing on that Participant’s Last Employment Date.

(e)                                Retirement

If a Participant ceases to be an Employee as a result of the Retirement of that Participant, that Participant may:

(i)                                   at any time prior to the first to occur of the Last Exercise Date and the first anniversary of the Last Employment Date; or

(ii)                                if the Participant has provided notice of their election prior to the Last Employment Date, to extend the period in which they may exercise Options beyond the first anniversary of the Last Employment Date, at any time prior to the Last Exercise Date, exercise:

(iii)                             only those Options (if any) that are Vested Options at the Last Employment Date; plus

(iv)                            only that number of Unvested Options (if any) that become Exercisable Options, pursuant to a determination made under clause 9.3(b)(iv),

with all other Unvested Options lapsing on that Participant’s Last Employment Date..

(f)                                  Other circumstances

If a Participant ceases to be an Employee for any reason other than those set out in clauses 8.2(b) to 8.2(e), all of the Participant’s Options (whether they are Vested Options that have not been exercised or Unvested Options) shall lapse on the Last Employment Date unless the Board in its absolute discretion determines that such Participant is entitled to have some Unvested Options treated as Vested Options, in which event those Unvested Options will become Vested Options and the Participant may, at any time prior to the first to occur of the Last Exercise Date and the date that is 3 months after the Last Employment Date, exercise those Vested Options.

8.3                              Exercise of Options in part

If a Participant elects to exercise part of his or her Options comprised in an Award, the Notice of Exercise must be in respect of:

(a)                                that number of Shares which is not less than the Minimum Parcel;

(b)                               multiples of a Minimum Parcel;  and

(c)                                that number of Shares which will not leave any unexercised Options comprised in that Award to that Participant totalling less than a Minimum Parcel.

8.4                              Exercise procedure

A Participant may exercise any of his or her Options by lodging a Notice of Exercise and a cheque payable to the Bank for the Total Exercise Price (if any) applicable to those Options, or by such other means of payment as may be approved by the Board, at the head office of the Bank for the time being or other place nominated by the Board for this purpose.

9.                                     Performance Hurdles and Vested Options

9.1                              Performance criteria

(a)                                The performance criteria applicable to any Options shall be as specified in clause 9.2 and clause 9.3 unless the Board determines otherwise.

(b)                               If the Board determines that alternative, additional or modified performance criteria are to apply to any Option in lieu of the performance criteria specified in clause 9.2 and clause 9.3, the Board shall as part of that determination approve a schedule, to be attached to and form part of these Rules, which contains replacement clauses setting out those alternative, additional or modified performance criteria (including any modification, if necessary, to cross referencing within these Rules) applicable to that Option.

9.2                              Performance Hurdles

(a)                                Subject to clause 9.1, the Performance Hurdles applicable to any Performance Period relating to any Option comprised in an Award shall be determined by reference to the TSR Ranking Group in accordance with sub-clauses (b), (c) and (d) below.

(b)                               Where, as at the First Test Date, the TSR Ranking of the Bank is:

(i)                                   less than the Minimum TSR Ranking, the number of Options that shall become Vested Options as at the First Test Date shall be zero;

(ii)                                equal to the Minimum TSR Ranking, the number of Options that shall become Vested Options as at the First Test Date is the number equal to 50% of the total number of Options comprised in that Award;

(iii)                             equal to or greater than the Maximum TSR Ranking, the number of Options that shall become Vested Options as at the First Test Date is the number equal to 100% of the total number of Options comprised in that Award; and

(iv)                            greater than the Minimum TSR Ranking and less than the Maximum TSR Ranking, the number of Options that shall become Vested Options as at the First Test Date increases on a straight line basis from 50% to 100% of the total number of Options comprised in that Award.

(c)                                Where, as at the Second Test Date, the TSR Ranking of the Bank is:

(i)                                   less than the Minimum TSR Ranking or equal to or less than the TSR Ranking of the Bank on the First Test Date, the number of Options that shall become Vested Options as at the Second Test Date shall be zero;

(ii)                                equal to or greater than the Maximum TSR Ranking, the number of Options that shall become Vested Options as at the Second Test Date is the number equal to 100% of the total number of Unvested Options comprised in that Award; and

(iii)                             greater than the TSR Ranking of the Bank on the First Test Date and less than the Maximum TSR Ranking, an additional number of Options shall become Vested Options as at the Second Test Date so that the total percentage by number of Options in an Award which have become Vested Options as a result of the operation of clause 9.2 increases on a straight line basis from the percentage of Options that became Vested Options on the First Test Date to 100% of the total number of Options comprised in that Award.

(d)                               Where, as at the Third Test Date, the TSR Ranking of the Bank is:

(i)                                   less than the Minimum TSR Ranking or equal to or less than the TSR Ranking of the Bank on the First Test Date or Second Test Date (whichever is the greater), the number of Options that shall become Vested Options as at the Third Test Date shall be zero;

(ii)                                equal to or greater than the Maximum TSR Ranking, the number of Options that shall become Vested Options as at the Third Test Date is the number equal to 100% of the total number of Unvested Options comprised in that Award; and

(iii)                             greater than the TSR Ranking of the Bank on the First Test Date or the Second Test Date (whichever is the greater) and less than the Maximum TSR Ranking, an additional number of Options shall become Vested Options as at the Third Test Date so that the total percentage by number of Options in an Award which have become Vested Options as a result of the operation of clause 9.2 increases on a straight line basis from the percentage of Options that became Vested Options on the First Test Date or the Second Test Date (whichever is the higher) to 100% of the total number of Options comprised in that Award.

9.3                              Determination of number of Vested Options

(a)                                As soon as practicable after each Test Date applicable to any Performance Period, the Board shall determine:

(i)                                   the TSR Ranking Group; and

(ii)                                the TSR Ranking of the Bank and of each entity comprising the TSR Ranking Group,

as at that Test Date.

(b)                               As soon as practicable after each Test Date, the Board shall determine in respect of each Participant as at that Test Date:

(i)                                   whether, and to what extent, the Performance Hurdles and all other Conditions (if any) applicable to that Performance Period up to that Test Date have been satisfied;

(ii)                                the number of Unvested Options that will become Vested Options (if any);

(iii)                             in the case of a determination made for the purposes of clause 8.2(d)(vi), the number of Unvested Options (if any) that have become Vested Options, calculated in accordance with the following formula:

A =	(	W x	[50 + 2 (X – 50)]	x	Y	)	- V
			100		Z

where:

A is the number of Unvested Options that will become Vested Options.  If the Bank’s TSR Ranking as at the Test Date is less than 50%, A shall be taken to be nil;

V is the number of Options comprised in an Award that have become Vested Options prior to the Last Employment Date other than those that become Vested Options as a result of the operation of this clause 9.3(b)(iii);

W is the number of Options comprised in an Award;

X is the Bank’s TSR Ranking determined on or as at:

(i)                                   the most recent of a Monthly TSR Test Date and a Test Date to have occurred immediately preceding the Last Employment Date of the relevant Participant; or

(ii)                                if no Monthly TSR Test Date or Test Date has occurred since the Issue Date of that Participant’s Options, the Last Employment Date of that Participant,

PROVIDED THAT if the Bank’s TSR Ranking so determined is greater than 75%, X shall for the purposes of this calculation be taken to be 75% (in each case X will be expressed as a whole number);

Y is the number of days from and excluding the Performance Period Commencement Date up to and including the Last Employment Date but only if that Participant’s Last Employment Date occurs before the First Test Date; and

Z is the number of days from and excluding the Performance Period Commencement Date up to and including the First Test Date but only if that Participant’s Last Employment Date occurs before the First Test Date.

(iv)                            in the case of a determination made for the purposes of clause 8.2(e)(iv), the number of Unvested Options (if any) that have become Exercisable Options;

(v)                               whether any Capital Event has occurred during the Performance Period up to that Test Date;

(vi)                            the Exercise Price (if any);

(vii)                         in the case of the First Test Date and the Second Test Date of an applicable Performance Period, the number of Options that will continue to be Unvested Options; and

(viii)                      in the case of the Third Test Date, the number of Unvested Options that will automatically lapse on that day.

(c)                                Following each determination made by the Board under clause 9.3(b), the Board shall provide a written notification to each Participant:

(i)                                   as to whether or not the Performance Hurdles and other Conditions (if applicable) have been met;

(ii)                                the number of Vested Options (if any) that the Participant will be entitled to exercise;

(iii)                             in the case of determinations made under clause 9.3(b)(iii) and (iv), the number of Unvested Options (if any) that have become Vested Options or, as the case may be, Exercisable Options;

(iv)                            whether a Capital Event has occurred; and

(v)                               the Exercise Price.

9.4                              Rounding of fractions

If any determination made under clause 9.2 or clause 9.3, results in there being a fraction of a Vested Option, the aggregate number of Vested Options shall be rounded, as follows:

(a)                                upwards to the nearest whole number, if the fraction is a value of 0.5 or more; and

(b)                               downwards to the nearest whole number, if the fraction is a value less than 0.5.

10.                              Allocation of Shares

10.1                       Allotment of Shares

Subject to clause 10.2, the Bank must within 28 days after receipt of a Notice of Exercise and the Total Exercise Price (if any) in respect of Options, allot and issue to the Participant that number of Shares nominated by the Participant in the Notice of Exercise under these Rules.

10.2                       Purchase of Shares

(a)                                The Bank may, at the Board’s discretion, determine to apply the Total Exercise Price together with, to the extent permitted by Law, moneys provided by the Bank, in purchasing Shares instead of making an allotment and issue of Shares for the purpose of the Notice of Exercise.  The relevant Shares will be purchased in the name of the Participant within 28 days after receipt of the Notice of Exercise and Total Exercise Price (if any).

(b)                               If the Board so determines, the Board shall at the time of that determination appoint an entity that is unrelated to any Group Company (Entity) for the sole purpose of purchasing the relevant number of Shares and, for that purpose, the Bank shall pay or cause to be paid to that Entity an amount equal to the costs and expenses of the acquisition of those Shares.

(c)                                The Entity so appointed shall acquire the number of Shares as directed by the Board and immediately allocate and cause those Shares to immediately be registered in the name of the relevant Participant, as directed by the Board.

(d)                               In acquiring those Shares, but not otherwise, the Entity acts as trustee for the relevant Participant until such time as those Shares have been acquired, allocated and registered in the name of that Participant.  All other fiduciary obligations and duties of that Entity to that Participant that might otherwise be implied or imposed by law or equity are expressly excluded to the extent permitted by law, including without limitation any such obligation or duty arising under any statute.

(e)                                The Entity is not an agent or trustee for the Bank or, except as provided by paragraph (d) of this clause 10.2, any Participant.

11.                              Change in Control

(a)                                Where there is publicly announced any proposal (whether by takeover bid, scheme of arrangement or otherwise but excluding a proposal for a Dual Listed Company

Structure) in relation to the Bank which the Board reasonably believes may lead to a Change in Control, the Board shall, notwithstanding any other provisions of these Rules or the Options held by each Participant, promptly notify (the date of such notice being the Notice Date) each Participant in writing that he or she may, within a period specified in the notice (which period must be not less than 14 days from the Notice Date) (the Change in Control Notice Period), exercise:

(i)                                   in the case of Options comprised in an Award where the Notice Date is on or after the Satisfaction Date, only those Options (if any) that are Vested Options held by the Participant at the Notice Date; and

(ii)                                in the case of Options comprised in an Award where the Notice Date is prior to the Satisfaction Date, only that number of Options (if any) calculated in accordance with the following formula:

A =	(	W x	[50 + 2 (X – 50)]	x	Y	)	- V
			100		Z

where:

A is the number of Unvested Options that will become Vested Options.  If the Bank’s TSR Ranking as at the Test Date is less than 50%, A shall be taken to be nil;

V is the number of Options comprised in an Award that have become Vested Options prior to the Notice Date;

W is the number of Options comprised in an Award;

X is the Bank’s TSR Ranking determined on or as at:

(i)                                   the most recent of a Monthly TSR Test Date and a Test Date to have occurred immediately preceding the Notice Date; or

(ii)                                if no Monthly TSR Test Date or Test Date has occurred since the Issue Date of that Participant’s Options, the Notice Date,

PROVIDED THAT if the Bank’s TSR Ranking so determined is greater than 75%, X shall for the purposes of this calculation be taken to be 75% (in each case X will be expressed as a whole number);

Y is the number of days from and excluding the Performance Period Commencement Date up to and including the Notice Date but only if the Notice Date occurs before the First Test Date; and

Z is the number of days from and excluding the Performance Period Commencement Date up to and including the First Test Date but only if the Notice Date occurs before the First Test Date.

(b)                               All Options held by the Participant which:

(i)                                   are not the subject of notice under paragraphs (a)(i) or (a)(ii); or

(ii)           are the subject of a notice under paragraphs (a)(i) or (a)(ii) and have not been exercised by the Participant by the end of the Change of Control Notice Period,

shall lapse.

12.          Capital Event

(a)           If a Capital Event occurs before the lodgement of a Notice of Exercise, the Board shall determine in respect of each Option:

(i)            the number of underlying Shares; and

(ii)           the Exercise Price,

by taking into account the Capital Event in a manner which is fair and equitable to the Participants and which is consistent with the relevant provisions of the Listing Rules.  Options shall be reconstructed in a manner which will not result in any additional benefits being conferred on Participants which are not conferred on persons holding Shares or vice versa.

(b)           The Board may inform each Participant of these decisions or shall otherwise inform each Participant on request.

13.          New issues

An Option does not confer on a Participant the right to participate in new issues of Shares by the Bank, including by way of bonus issue, rights issue or otherwise.

14.          Options not transferable

Options may not be transferred, assigned or novated without the approval of the Board, except that a legal personal representative of a Participant who has died or whose estate is liable to be dealt with under laws relating to mental health or bankruptcy will be entitled to be registered as the holder of those Options after the production to the Board of such documents or other evidence as the Board may reasonably require to establish that entitlement.

15.          Security Interest

Participants shall not grant any Security Interest in or over or otherwise dispose of or deal with any Options or any interest therein, and any such Security Interest or disposal or dealing will not be recognised in any manner by the Bank.

16.          Ranking and listing

(a)           Shares allotted as a consequence of the exercise of Options will, from the date of allotment, rank equally with all other issued Shares.

(b)           The Bank will apply for official quotation of those Shares on each stock exchange on which Shares are quoted in accordance with the Listing Rules.

(c)           The Options will not be listed for quotation on any stock exchange.

17.          Issue limitations

(a)           The total number of unissued Shares, the subject of Options, which may be offered at any time to Eligible Employees under the Plan shall not exceed the maximum permitted under any Class Order providing relief from the prospectus regime of the Corporations Act to ensure compliance with such Class Order.

(b)           Options may not be granted under the Plan to an Eligible Employee to the extent that if all of the Options granted would be immediately exercisable from the Issue Date and are exercised on the Issue Date, the Eligible Employee would, on the Issue Date:

(i)            hold a legal or beneficial interest in more than five percent (5%) of the Shares; or

(ii)           be in a position to cast, or control the casting of, more than five percent (5%) of the maximum number of votes that might be cast at a general meeting of the Bank.

18.          No interest in Shares until exercise

A Participant has no interest in any Share unless and until the related Option is exercised and Shares are either allotted and issued to, or purchased in the name of, that Participant as a result of that exercise.

19.          Commencement and termination

19.1        Commencement

The Plan takes effect from the date of resolution by the Board adopting the Plan or as such later date as may be specified by the Board in that resolution.

19.2        Termination and Suspension

The Board may terminate or suspend the operation of the Plan at any time by resolution of the Board.  For the avoidance of doubt, any termination of the Plan pursuant to this clause will not affect any Options that are outstanding.

20.          Administration of the Plan

(a)           The Plan shall be administered by the Board which shall have power to delegate to any one or more persons (including, but not restricted to, a committee of the Board) for such period and on such conditions as the Board may determine the exercise of its powers or discretions arising under the Plan.

(b)           The Board may at any time and from time to time:

(i)            give directions to any person or persons appointed under paragraph (a) of this clause 20 as to the manner of the exercise by the Board of any of its discretions under these Rules or the Plan; and

(ii)           amend any of those directions,

and where the Board has given such a direction, the person or persons (as the case may be) must exercise the relevant discretion in accordance with that direction.

(c)           The Board shall have power to:

(i)            determine appropriate procedures for administration of the Plan consistent with the provisions of these Rules; and

(ii)           resolve conclusively all questions of fact or interpretation and all calculations arising in connection with the Plan.

(d)           The Board may at any time appoint or engage specialist service providers for the operation and administration of the Plan.

(e)           The Board shall ensure a complete register of Participants is maintained to facilitate efficient management and administration, and to comply with regulatory reporting requirements.

21.          Amendment of the Plan

21.1        By the Board

Subject to clause 21.2, the Board may at any time and from time to time by resolution:

(a)           amend all or any of these Rules or all or any of the rights or obligations of the Participants or any of them; and

(b)           formulate (and subsequently amend) special terms and conditions, in addition to those set out in these Rules, to apply to Eligible Employees employed in, resident in, or who are citizens of, countries other than Australia.  Each of such sets of special terms and conditions shall be restricted in its application to those Eligible Employees employed in, resident in, or who are citizens of the foreign country or countries specified by the Board, and may be revoked, added to or varied in accordance with paragraph (a) of this clause 21.1.

21.2        Listing Rules

The exercise of any powers under these Rules by the Board is subject to any restrictions or procedural requirements relating to the amendment of the rules of an employee incentive scheme or of issued options imposed by any Law or by the Listing Rules and applicable to the Plan or the Options, as the case may be, unless those restrictions, conditions or requirements are relaxed or waived by the ASX or any of its delegates either generally or in a particular case or class of cases and either expressly or by implication.

22.          Law, Listing Rules and the Constitution

The Rules and all offers and issues of Options and Shares under the Plan are subject to any Law, the Listing Rules and the Bank’s Constitution, each as in force from time to time.

23.          Rights of Participants

Nothing in these Rules:

(a)           confers on any Eligible Employee or Participant the right to continue as an Employee of any Group Company;

(b)           confers on any Employee the right to become or remain an Eligible Employee or to participate under the Plan;

(c)           affects any rights which a Group Company may have to terminate the employment of an Eligible Employee or Participant;

(d)           may be used to increase damages in any action brought against any Group Company in respect of any such termination and a Participant shall waive any and all rights to compensation or damages in consequence of any such termination insofar as those rights arise or may arise from that Participant ceasing to have rights under or entitled to exercise any Option under the Plan as a result of such termination; and

(e)           confers any responsibility or liability on any Group Company or its directors, officers, employees, representatives or agents in respect of any taxation liabilities of the Eligible Employees or Participants.

24.          General

24.1        Advice

Eligible Employees should obtain their own independent advice on the financial, taxation and other consequences to them of or relating to participation in the Plan including in relation to exercising Options and disposing of any or all Shares acquired as a result of exercising Options.

24.2        Costs and Expenses

With the exception of Taxes (excluding any Taxes payable on brokerage) which are payable by a Participant, a Participant will not be liable for any costs associated with the implementation and administration of the Plan unless the Board in its discretion determines otherwise.  If the Board so determines, the Board must inform the Participant prior to allocating any such expense to a Participant.

Subject to the preceding paragraph, the Bank will pay all expenses, costs and charges in relation to the establishment, implementation and administration of the Plan, including all costs incurred in or associated with the allotment and issue or purchase of Shares (except for Taxes which are payable by Participants) for the purposes of the Plan.

24.3        Dispute

Any disputes or differences of any nature arising under the Plan shall be referred to the Board and its decision shall be final and binding in all respects.

24.4        Notices

Any notice, instruction, direction or other communication (a Notice) given under or pursuant to these Rules:

(a)           is validly given if it is handed to the addressee, faxed to the addressee at the fax number last notified by that person, emailed to the last email address notified by that person, or posted ordinary prepaid post (first class air-mail if to an overseas address) to the last known address of the addressee;

(b)           must be signed by the sending or a person duly authorised by the sender and if sent by email:

(i)            the Notice must be signed by a person clearly authorised by the sender in a manner which complies with the electronic signature guidelines; and

(ii)           the sender must keep an electronic and a printed copy of the Notice sent;

(c)           except as provided in paragraph (d), will be taken to have been given:

(i)            in the case of personal delivery, when personally received;

(ii)           in the case of post to a domestic address, three Business Days after posting;

(iii)          in the case of post to an overseas address, seven Business Days after posting;

(iv)          in the case of a fax, on production of a transmission report by the machine from which the fax was sent that indicates that the fax was transmitted in its entirety to the fax number of the addressee; or

(v)           in the case of email complying with paragraph (b), on the first to occur of:

(A)          receipt by the sender of an email acknowledgement from the recipient’s information system showing that the Notice has been delivered to the email address stated above;

(B)          the time that the Notice enters an information system which is under the control of the recipient; and

(C)          the time that the Notice is first opened or read by an employee or officer of the recipient,

unless it is personally received or faxed after 5.00 pm on the day, in which case it shall be deemed to be received or faxed on the next succeeding Business Day; and

(d)           in the case of a notice of election under clause 8.2(d) or clause 8.2(e), an Application Form (if any) or a Notice of Exercise, that election, application or notice will not be taken to have been received by or on behalf of the Bank until it is actually received by the Bank at the address nominated from time to time by the

Board or, if the terms of the election, application or notice permit it to be submitted in electronic form, then that election, application or notice will not be taken to have been received by or on behalf of the Bank until all conditions specified by the Board from time to time for the submission of that election, application or notice have been satisfied.

24.5        Error Correction

(a)           In the event that any error or mistake has been made in relation to the number of  Options the subject of:

(i)            an Invitation under clause 4.2;

(ii)           an inscription in the Register pursuant to clause 6.1; or

(iii)          any notification made under clause 9.3(c),

that Invitation, inscription or notification, as the case may be, shall be null and void and of no effect to the extent of any such error or mistake and the Board may in its absolute discretion, correct such error or mistake, without the need to obtain consent from the relevant Eligible Employee or relevant Participant, by notice to the Eligible Employee or that Participant and, where appropriate, may issue an amended Invitation or notification or correct the Register.

(b)           The Board will notify the relevant Participant within a reasonable period after discovering and correcting the error or mistake.

24.6        Governing Law

This Plan and the rights of Participants under its Rules are governed by the laws in force in New South Wales.